UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2024

STATE STREET CORPORATION

(Exact name of Registrant as Specified in its Charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street

Boston, Massachusetts 02114

(Address of principal executive offices, and Zip Code)

(617) 786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 18, 2024, State Street Corporation (“State Street”) filed Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Massachusetts for the purpose of amending its Articles of Organization to fix the designations, preferences, limitations and relative rights of its Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series J, without par value per share, with a liquidation preference of $100,000 per share (the “Preferred Stock”). A copy of the Articles of Amendment is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On July 17, 2024, State Street entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the underwriters named therein. The Underwriting Agreement relates to the issue and sale by State Street of 850,000 depositary shares (the “Depositary Shares”), each representing a 1/100th ownership interest in a share of Preferred Stock created pursuant to the Articles of Amendment described under Item 5.03 above, in an underwritten public offering described below.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The public offering of the Depositary Shares by State Street is contemplated by the Underwriting Agreement and is made pursuant to a Registration Statement on Form S-3 (File No. 333-265877), filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2022, a preliminary prospectus supplement, filed with the SEC on July 17, 2024, and a prospectus supplement, filed with the SEC on July 18, 2024. The offering was priced at $1,000 per Depositary Share. State Street expects to receive net proceeds from the offering of the Depositary Shares of approximately $842.2 million, after deducting the underwriting discount and estimated offering expenses.

In connection with the issuance of the Depositary Shares, State Street expects to enter into a deposit agreement (the “Deposit Agreement”) with Equiniti Trust Company, LLC (as depositary) and the holders from time to time of depositary receipts that will evidence the depositary shares. The Deposit Agreement will be filed at a later date.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 17, 2024, by and among State Street Corporation and Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Articles of Amendment of State Street Corporation with respect to the Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series J, filed on July 18, 2024.

4.2	Form of certificate representing the Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series J.

*104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Elizabeth M. Schaefer
Name:	Elizabeth M. Schaefer
Title:	Senior Vice President and Chief Accounting Officer

Date: July 23, 2024